Exhibit 10.1

          DEFERRED   STOCK   UNIT   AWARD   CERTIFICATE

                        Non-transferable

                            GRANT  TO

                        _________________
                           ("Grantee")

              by Gold Kist Inc. (the "Company") of

                            ________


deferred stock units convertible into shares of its common stock, par value $0.01 per share (the "Units").

pursuant to and subject to the provisions of the Gold Kist Inc. 2004 Non-employee Directors Compensation Plan (the "Directors Compensation Plan"), which is operated as a subplan of the Gold Kist Inc. 2004 Long-Term Incentive Plan (the "Equity Incentive Plan" and, together with the Directors Compensation Plan, the "Plans") and to the terms and conditions set forth on page 2 hereof. By accepting the Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plans.

     IN WITNESS WHEREOF, Gold Kist Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

                              GOLD KIST INC.


                              By:
                                   Its: Authorized Officer


                              Grant Date: February 1, 2005





TERMS AND CONDITIONS
1. Grant of Units. Gold Kist Inc. (the "Company") hereby grants to the Grantee named on page 1 hereof ("Grantee"), subject to the terms and conditions set forth in the Plans and in this award certificate (this "Certificate"), the number of deferred stock units indicated on page 1 hereof (the "Units") which represent the right to receive an equal number of shares of the Company's $0.01 par value common stock ("Stock") on the terms set forth in this Certificate. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plans.

2.  Vesting  of  Units.   The Units are  fully  vested  and  non-
forfeitable on the Grant Date, and have been credited to a bookkeeping account on behalf of Grantee.

3. Conversion to Stock. The Units will be converted to actual shares of Stock on the earlier of (i) the date specified in Grantee's applicable deferral Election Form, or (ii) six months after Grantee's separation from service as a director of the Company in any capacity (the "Conversion Date"). Stock certificates evidencing the conversion of Units into shares of Stock will be registered on the books of the Company in Grantee's name as of the Conversion Date and delivered to Grantee as soon as practical thereafter.

5. No Rights as Stockholder. Grantee shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Units. Upon conversion of the Units into shares of Stock at the Conversion Date, Grantee will obtain full voting and other rights as a stockholder of the Company.

6. Changes in Capital Structure. The provisions of Article 15 of the Equity Incentive Plan shall apply to this award and are incorporated herein by reference. Without limiting the foregoing, in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each share of Stock then underlying a Unit subject to this Certificate the number and class of shares into which each outstanding share of Stock shall be so exchanged.

7. Restrictions on Transfer. No right or interest of Grantee in the Units may be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

8. No Right of Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee's service as a director of the Company at any time, nor confer upon Grantee any right to continue in the service of the Company or any Affiliate in any capacity.

9. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award as in effect on the date of such amendment or termination.

10. Plans Control. The terms contained in the Plans are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plans. In the event of any actual or alleged conflict between the provisions of the Plans and the provisions of this Certificate, the provisions of the Plans shall be controlling and determinative. In the event of any actual or alleged conflict between the provisions of the two Plans, the provisions of the Equity Incentive Plan shall be controlling and determinative.

11.  Successors.   This Certificate shall  be  binding  upon  any
successor of the Company, in accordance with the terms of this Certificate and the Plans.

12. Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Gold Kist Inc., 244 Perimeter Center Parkway, NE, Atlanta, Georgia, 20246; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.


[16768]